UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 11, 2007

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

    On December 11, 2007, we announced an expansion of our Wyoming Interstate Company Piceance Basin lateral pipeline to transport growing natural gas supplies from producing areas in Colorado.  A copy of the press release is attached as Exhibit 99.A.  The press release contained an error and incorrectly stated that the Piceance Lateral Expansion Project was expected to increase cash available for distribution by $4 million in 2010.  The correct amount of expected increase in cash available for distribution is $12 million in 2010. A copy of the corrected press release is available on our website at www.eppipelinepartners.com.   The information disclosed in this Item 7.01 and the corresponding exhibit listed under Item 9.01 of this Current Report on Form 8-K are being furnished solely for the purpose of complying with Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.A	Press Release dated December 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Financial and Accounting Officer)

Dated:  December 11, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release dated December 11, 2007.